CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the post-effective Amendment to the Registration Statement on Form N-1A of the Valued Advisers Trust relating to the Angel Oak Multi-Strategy Income Fund, a series of shares of beneficial interest of Valued Advisers Trust

BBD, LLP

Philadelphia, Pennsylvania
April 15, 2011